For Immediate Release:

Green EnviroTech Holdings Corp. Announces Officers and Board Departures and Additions

JAMESTOWN, CA—(Marketwired – January 18, 2019) - Green EnviroTech Holdings Corp. (OTC PINK: GETH) would like to announce the following changes to its management team and a new addition to its Board of Directors, effective immediately.

After two years of admirable service, GETH’s president and CEO, Mr. Chris Bowers, has stepped down from positions of president and a member of our board of directors to focus on other professional and philanthropic endeavors. Chris will remain as a consultant, with emphasis on expanding an existing financial relationship for us. Mr. Gary De Laurentiis, GETH’s founder and former president and CEO, will resume these important functions as Mr. Bowers departs.

Mr. De Laurentiis stated, “I speak for the entire management team and our strategic partners when I say that we are grateful for the energy and enthusiasm Chris brought to the team during his tenure. I look forward with enthusiasm to resuming the position of CEO while advancing the ongoing projects in which I and the rest of the team are presently engaged.”

We would also like to announce the appointment of Mr. Robert ‘Skip’ Anderson as a new member to our board of directors. Bringing significant experience and expertise, Mr. Anderson has been involved in the recycling industry since 1964, when he purchased Richmond Iron and Metal Recycling in New York, the first of several scrap businesses he owned. Mr. Anderson and Mr. De Laurentiis became acquainted in 2010 when Mr. Anderson discovered an illegal tire dump buried beneath one of his recycling yards and needed to find a disposal solution.

Mr. Anderson stated, “I am very much looking forward to joining the GETH team. Our primary objectives in the New Year are getting the company into a strong revenue position and increasing shareholder value. We will accomplish this by rolling out as many GETH Gen 1 Tire Processing Plants as we can, both domestically and internationally.”

At this time, we would also like to introduce Craig Fischer, his contact details below, as our outside relations liaison.

About Green EnviroTech Holdings

Green EnviroTech Holdings Corp. (GETH) is first and foremost a technology company. Our mission is to find, develop, and implement practical, economical solutions to address environmental issues associated with the production of waste, energy, water, and food and to create jobs and stimulate economic growth in the local communities where we operate as we strive to achieve this mission. For more information on GETH, please visit: www.greenenvirotech.com.

Forward Looking Statements

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

CONTACT INFORMATION

Public Relations and Media Contact:

Craig Fischer

786.375.0556

investors@greenenvirotech.com

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